Exhibit 99

[PFIZER LOGO]   2004:  Platform for Growth
                Full Year Financial Forecast*
================================================================================
($ Billions, Except EPS)

                               ------------
                               | % Change |
                               ------------


Total Revenues      $54.0           20%           o     10% Compound Annual
                 -----------                            Revenue Growth
                 |         |                            2002-2004 (Pro Forma)
                 |         |
                 |         |                      o     16% Compound Annual
                 |         |                            Diluted EPS
                 |         |                            Growth 2002-2004
                 |---------|
    Net Income   |  $16.5  |        31%           o     $.06 EPS Accretion vs.
                 |         |                            Legacy Pfizer
                 -----------
   Diluted EPS      $2.13           23%


* Excluding Cumulative Effect of a Change in Accounting Principle, Certain Significant Items, Merger-Related Costs, and Purchase Accounting-Related Impacts